Special Loan Contract of Energy Saving and Emission Reduction

(Model Text)

Number : Xing Yin Shan Jing Kai Jie Neng Zi 2010 No. 002

Lender: Industrial Bank Co., Ltd. Xi'an branch

Place of Registration: 258 Dongxin Street

Legal representative/responsible person:_____________________

Contact Person:  Jiao Feng       Title:_____________

Address: No.122 Weiyang Road

Postcode:   710016           Telex: _____________

Contact Number: 86518411      Fax: _____________

Borrower: Xi’an TCH Energy Technology Co.,Ltd

Place of Registration : No.86 Gaoxin Road

Legal representative/responsible person:  Ku Guohua

Contact Person: He Xiaoshan    Title: _____________

Address: 12/F, Chang An International Building, No.88 Nan Guan Zheng Jie, Xi’an

Postcode:   710068           Telex: _____________

Contact Number: 87651098      Fax: _____________

Signing Address:   Xi’an

According to The Borrower’s application, The Lender agrees to supply a loan funds to The Borrower as a special loan for its energy saving and emission reduction project. In order to specify two parties’ rights and obligations and make two parties obey them, The Lender and The Borrower enter into this contract complying with applicable laws and regulations of the People's Republic of China (the "PRC") through equal negotiation.

Term 1 Definition and Interpretation

Unless other written engagement defined by the two parties, or the following expressions shall have the following meanings and interpretations:

1. The “Special Loan of Energy Saving and Emission Reduction” refers to a loan that The Lender offers to The Borrower, which is used for the projects of energy efficiency, energy recycling and absolute emission reduction, with the purpose of improving energy efficiency as well as reducing greenhouse gas discharge.

The “Energy Efficiency Project” refers to an energy saving project, which uses the way of equipment updating, design optimizing and energy recycling for the purpose of saving the primary energy of coal, gas, natural gas and the secondary energy of power and steam etc..

The “Energy Efficiency Project” refers to the production and the use of non-fossil energy of wind energy, solar energy, water energy, biomass energy, geothermal energy and ocean energy etc..
The “Absolute Emission Reduction Project” refers to a project that is conducted under the clean energy mechanism structure with the purpose of greenhouse gases discharge reduction. Proceeds of this project are mainly from selling verified reduction volume of greenhouse gases discharge.

2. “Fixed Assets Loan” refers to an RMB loan, which is provided by a lender to a business/ institution entity or other organizations that could act as a borrower according to state stipulation for fixed asset investment.

The “Project Financing Loan” refers to an RMB financing loan used for the borrower to establish one or a cluster of big production equipment, infrastructure, real estate project or other projects, including a loan of refinancing for a being constructed project or a completed project. This project financing loan is provided by a lender for a borrower basing on the borrower’s application.

3. “Creditor’s right” or principal creditor’s right is formed by a financing which is provided by a lender (creditor) to a borrower (debtor) according to the borrower’s reviewed and approved application. The creditor’s rights include principal, interest, penalty interest, compound interest, penal sum, damages and expenditures used for realizing creditor’s right etc. The creditor’s right due to the lender by the borrower and the debt due to the borrower by the lender under this contract should be consistent.

“The fees for realizing creditor’s right” includes but not limited to litigation cost, arbitration fee, property preservation fee, application enforcement fee, attorney fee, court fee, announcement fee, assessment fee, appraisal fee, auction fee, selling fee, telecommunication fee, travel fee and disposal fee.

4. The “major transaction” in term 15 under this contract refers to, including but not limited to any defined or possible transactions that may have an adverse effect on the borrower’s basic business structure, change of stockholder, contingent liability, cash flow, capacity of profiability, core trade secret, core competitiveness, important asset, major credit and debt, debt payment ability, ability of contract implementation, or other transactions may be considered as a major transaction from lender/borrower's perspective.

5. The “major event” in term 15 under this contract refers to (including but not limited to) any defined or possible event that may have an adverse effect on the ability of the borrower’s top management to implement their obligations, establishment or termination of an contract with key employees, core trade secret, core competitiveness, basic structure, change of stockholder, contingent liability, company continuance, validity of the business, stability, development, profit ability, debt payment ability and ability of implementing this contract, or other events may be considered as a major event in lender/borrower's perspective.

6. The “working days” in this contract refers to the working days of the borrower’s loan bank. During implementation of this contract, if any withdrawal or repayment day is not the business day, the withdrawal or repayment shall be postponed to the next business day.

Term 2 Amount of the loan

The lender agrees that it provide a loan of RMB (in capital letters) thirty million to the borrower.

Term 3 Application of the loan

This loan shall be used by the borrower for paying relative funds that have been paid by the contractor. The concrete application of this loan are as the following:

Concrete application of this loan	Amount
1. Construction	/
2. Equipment	RMB 30,000,000
3. Others

Without the lender’s written approval, the borrower shall not use this loan for other purposes.

Term 4 Term of the loan

1. Term of this loan is 36 months, from April (month) 6 (day) 2010 (year) to April (month) 6 (day) 2013 (year).

2. Provided that it is one-time offering，the date of the money-offering shall be based on the actual offering date recorded on the loan certificate and the loan note; The loan expiration date shall be postponed to the next day if the actual date of money offering is later than its recorded date.

3. The loan shall be drawn by plan as the following:

        million on         (month)          (day),          (year);         million on         (month)          (day),          (year);

        million on         (month)          (day),          (year);         million on         (month)          (day),          (year);

        million on         (month)          (day),          (year);         million on         (month)          (day),          (year);

        million on         (month)          (day),          (year);         million on         (month)          (day),          (year);

        million on         (month)          (day),          (year);         million on         (month)          (day),          (year);

The Borrower shall apply for withdrawal procedure three days before every withdrawal date or comply with the proposed date of The Lender’s written requirement.

If The Borrower doesn’t withdraw in accordance with above mentioned separate use term, The Lender shall be entitled to require The Borrower to pay____of the loan amount as the compensation at the date when The Borrower should take withdrawal.

4. The Lender has the right to modulate the loan plan properly by determining whether the loan projects meet the requirements of relative laws, regulations, rules, withdrawal preconditions, payment conditions, related factors of signing corresponding guarantee agreement and guarantee procedure of this contract and other factors required by The Lender. If The Borrower couldn’t meet engagement withdrawal preconditions or other loan funds repayment conditions of this contract, The Lender shall be entitled to stop offering money, loan funds or dismissing this contract, and The Borrower shall undertake relative violation obligations.

5. The loan that are used by several times shall have the same expiration day, i.e., the expiration day of the first time loan offering recorded on the loan certificate or loan note shall be the same with that of other separate withdrawals.

6. If The Lender terminates its loan in advance complying with the engagement of this contract, the loan expiration date shall be arranged forward.

Term 5 Interest rate of the loan

1. Interest rate of loan under this contract shall adopt the second one as the following:

(First) Fixed interest rate, annual interest rate is / %. If the state benchmark interest rate of the nation is changed after the offering date set in this contract and before the actual exercise day of the loan under this contract, the fixed rate should be increased by___%, i.e. the benchmark interest rate with the same type in the exercise day of the loan, and the real interest rate equals to the benchmark interest rate, with the same time period and type, multiply by a parameter /. During the loan term, the fixed interest rate shall not change in accordance with the changes of state benchmark interest rate

(Second) Floating rate, defined by quarter (month/quarter/half year/year/other periods), the annual interest rate is 10% higher than the same time period and type of state benchmark interest rate, i.e. actual interest rate equals to state benchmark interest rate multiplying by a parameter of 1.1 . Interest rate of the first term equals to the same time period and type of state benchmark interest (on the date of actual loan offering) multiplying above parameter. The interest rate is defined by a quarter, from the loan offering date to the end of the quarter (month/quarter/half year/year/other periods). Interest rate of the next term shall be determined basing on the same time period and type of state benchmark interest multiplying the above defined parameter.

(Third) Other interest rate method:                                                                    .

The borrower will not be notified if there is change to the state benchmark interest rate during the loan term.

2. The same time period and type of state benchmark interest on the loan’s actual offering date shall be the interest rate standard of loans offered in batches under this contract.

3. In case of cancellation of sate benchmark interest rate, the lender shall has the right to re-define the interest rate in accordance with the national interest rate policy at the same period basing on the principles of equity and good faith, the industrial practice and interest rate conditions. If having objections, the borrower should negotiate with the lender immediately. If the negotiation fails, the lender shall have the right to receive loan in advance, and the borrower should settle the remaining principal and interest.

Term 6 Penalty interest and compound interest

1. If The Borrower has not used this loan in accordance with the contract’s stipulation, The Lender shall be entitled to take penalty interest on the embezzled loan, and the penalty interest rate shall be 100 % higher than the loan interest rate. If The borrower doesn’t repay the loan on required date and doesn’t agree with The Lender on the extension of the loan term, The Lender shall have the right to take penalty interest on the delayed loan, the penalty interest rate shall be 50% higher than the loan interest rate; If the interest is not paid on time, The Lender shall have the right to take compound interest on the delayed penalty interest rate of the loan according to the contract’s stipulation.

2. If the loan interest rate adopts the fixed interest rate, the penalty interest rate should also adopt the fixed interest rate. If the loan interest rate adopts the floating interest rate, the penalty interest rate shall adopt the floating interest rate and the floating cycle shall be in accordance with the loan floating cycle.

3. Calculation method of the penalty interest rate and the compound interest shall be in accordance with the loan interest calculation method of the contract.

Term 7 Preconditions of withdrawal

1. After meeting the following required preconditions of withdrawal, The Lender can offer money to the Borrower under this contract:

1.1 The Borrower has sent the following documents to The Lender:

1.1.1 The Borrower’s Company Charter, Business License, Organization Code Certificate, specimen signature of legal representative and directors registered and recorded in the industrial and commercial administrative department, Capital Verification Report, original copies of the legal representative and his authorized representative;

1.1.2 The original copies of resolution of board of shareholders and resolution of board of directors given by The Borrower, which is held according to the legal procedure and approved by vote of the quorum of directors and shareholders. The true, legal and effective resolution can be used to apply for the loan under this contract by accepting the required loan conditions of The Lender;

1.1.3 If the loan project under this contract should be reported according to relative state department’s regulations and requirements, and The Borrower has provided the true and valid original approval documents for The Lender, the documents includes but not limited to,

(1) Required government approval documents (related to the establishment project approved by government) complying with the state or local regulations

(2) Environment evaluation report(r related to required project) complying with the state or local regulations.

(3) Power generation project shall obtain the on-grid approval from power department; thermoelectricity and heat network project shall obtain the approval of heat supply franchise right; if relating to the franchise license operation, such as fuel gas supply and clean fuel motor etc., the franchise operation approval have to be provided.

1.1.4 If a third party guarantee exists, the guarantor’s written approval of Company Charter, Business License, specimen signature of legal representative and directors shall be provided. A true, legal and valid resolution made by the guarantor’s authoritative organization shall be provided, which agrees to provide guarantee to the loan under this contract.

1.1.5 Legal representative, shareholder (natural person) and director’s statement and guarantee of no criminal record.

1.1.6 Statement of the borrower having no excluding activities when withdrawing loan or during loan existence term. And the loan project shall be in accordance with the statement of the state environment, health, safety and social security laws and regulations.

1.1.7 Recent certificate of tax payment.

1.1.8 Financial statement of recent two years audited by authorized local auditor and recent financial statement ( of the business enterprise); statement of financial income and expense of recent two years and recent statement of financial income and expense (of legal person in institution).

1.1.9 Project feasibility study report of the absolute emission reduction project could be replaced by project design documents.

1.1.10 Project investment plan shall be detailed in issues such as the available measure, correlative cost, capital resource, expected energy, cost saving, implementation plan and technique maintenance.

1.1.11 Other materials required by The Lender, if applicable.

1.2 The Borrower applying for special loan of energy saving and emission reduction shall comply with the following requirements:

1.2.1 The Borrower shall be a qualified one to do energy saving and emission reduction project, and projects of The Borrower shall be qualified and in accordance with other requirements of The Lender.

1.2.2 The Borrower has opened an account at The Lender’s bank according to The Lender’s requirements.

1.2.3 The Borrower’s internal management and financial status are normal with good credit record and repayment ability.

1.2.4 If The Borrower is a legal person of a new establishment project, its shareholders should be with good credit and without bad significant records.

1.2.5 The Borrower shall comply with investment qualification and business qualification of the investment project, which is to be established by the state, if applicable.

1.2.6 The Borrower shall comply with correlative project investment capital principles of the state. The capital amount is fully funded in the same proportion of the loan, and the actual progress of the project matches the investment capital.

1.2.7 The Borrower has not ever been included in the risk-focus enterprise list by the Tax Authority, Industrial and Commercial Bureau, Customs, and the State Administration of Foreign Exchange.

1.2.8 Legal representative, shareholder (natural person) and directors have no criminal record.

1.2.9 If an enterprise has been established for about 2 years, its recent 2 years’ net profit should be positive or the income and expense should be balanced; If an enterprise has been established for more than 1 year but less than 2 years, the net profit of the last fiscal year should be positive or the income and expense should be balanced, and the cash flow should be stable; If an enterprise is established less than 1 year, there shall be no enforced requirement for the profit level, and the market prospect, future cash flow as well as the background of its shareholder shall be intensively analyzed.

1.2.10 The Borrower’s own fund shall be not less than 20% of the projects’ total cost.

1.2.11 Asset-liability ratio of last year shall be in accordance with the following regulations: asset-liability ratio of the manufacturing enterprise shall not be more than 70%; asset-liability ratio of the trading enterprise shall not be more than 80%; asset-liability ratio of the energy-saving enterprise shall not be more than 90%.

1.2.12 The Borrower has established a carbon contract with a foreign customer on absolute emission reduction project and the National Development and Reform Commission has approved it.

1.2.13 The investment recovery period of energy efficiency project, recycling energy project and the absolute emission reduction project is respectively less than 6 years, 15 years and 4 years.

1.2.14 Unless obtaining the lender’s written approval, the borrower applying for the project of energy efficiency loan shall comply with the following requirements:

(1) The project shall use mature technology, and the project was made by proper energy audit or feasibility study, including the project of energy saving monitoring plan.

(2) Comply with the national environment, health, safety and social security laws.

(3) The new project shall not be allowed to repay for the old one or be replaced for other loan.

(4) Energy saving ratio of the energy efficiency project shall be more than 10%.

1.2.15 Other requirements required by the lender

1.3 If mortgage/pledge exists, the borrower shall do proper registration procedure for the mortgage/pledge according to relative laws and regulations. The original copy of correlative property documentary evidence and registration documentary evidence shall be kept by the lender.

1.4 If the borrower is required to insure the mortgaged goods, the borrower shall obey the lender’s requirements and send the original copy of the insurance to the lender. The lender shall be the first beneficiary of the insurance.

1.5 The borrower has paid the lender correlative fees under this contract according to the lender’s requirements.

1.6 Other requirements by the lender.

2. Meeting conditions of term 7.1 is the lender’s precondition to implement obligations under this contract. According to the above withdrawal preconditions, the lender is entitled to reduce or give up partial withdrawal preconditions without the borrower’s approval, and the borrower or the guarantor shall not take it as a case for counterpleading the lender.

3. If the loan is withdrawn by several times, the last withdrawal’s interest payment date shall not be later than 5 years of the first withdrawal date.

4. According to the borrower’s implementation status of correlative laws, regulations, rules, preconditions required by the lender, signing of matched Guarantee Contract, time of conducting guarantee procedure etc., the lender has the right to properly modulate the loan. If the borrower couldn’t meet the preconditions of withdrawal under this contract, the lender shall have the right to stop the borrower’s loan application or stop this contract. Any responsibilities or damages caused should be born by the borrower.

5. If the borrower meets the withdrawal preconditions of this contract and is audited by the lender, the lender shall pay loan capital according to term 8 of this contract.

Term 8 Account Monitoring and Payment of Loan Funds

According to the requirements of Project Financing Business Guide and Interim Measures on Management of Fixed Assets Loans issued by CBRC, the borrower promises to accept the lender’s management and control of the payment of loan funds and supervision of the application of the loan funds in accordance with the contract.

Account monitoring and loan funds payment of this contract shall be conducted in accordance with the second convention.

(First) Special Loan of Energy Saving and Emission Reduction of this contract belong to the Fixed Assets Loans, and the following A, B, and D rules shall be applied;

(Second) Special Loan of Energy Saving and Emission Reduction of this contract belongs to Project Financing Loans, and the following A, B, C, D rules shall be applied;

(Third) Special Loan of Energy Saving and Emission Reduction of this contract neither belongs to Fixed Assets Loans nor Project Financing Loans, and the following A, B, C, D rules shall not be applied. After being approved by the lender and when the borrower meets the withdrawal preconditions under this contract, the lender shall pay loan funds in accordance with term 4 of this contract.

A. Loan Account

The borrower shall open a loan account according to the lender’s requirement. The borrower agrees that the loan offering and payment shall be transacted by this account and this loan account shall be only used for loan offering and funds payment signed. Other transactions relating to funds payment or settlement excluded in this contract shall not use this account. In addition, this account shall not have a function of external internet banking payments. The borrower authorizes the lender an irrevocable right to offer the loan funds to the following account:

Name: ___________________________   Account No.: ___________________________

Account Bank: ___________________________

B. Reserve Account of Repayment

The borrower shall open a reserve account of repayment according to the lender’s requirement, and this account shall not have a function of external internet banking payments:

Name: ___________________________  Account No.: ___________________________

Account Bank: ___________________________

The borrower guarantees that the deposit proportion of the reserve account from investment projects’ fixed assets or the borrower’s income cash will not be lower than  / , the average deposit funds in the account will not be less than   /    ..

C. Revenue Account of Projects

1. The borrower irrevocably promises that all projects’ revenue shall be deposited in the following account:

Name: Xi’an TCH Energy Technology Co., Ltd.  Account No.:456850100100078215

Account Bank: Industrial Bank,  Xi’an Economy Development Zone Branch

The borrower promises that the lender has the right to deduct the principal and interest of the funds that deposited in the project revenue account according to the conventions in the contract. The lender has the right to supervise the borrower to do external balance and payment in accordance with the conditions and methods signed in advance. The project revenue account shall not have a function of external internet banking payments.

2. The lender has the right to do dynamic monitoring to the project revenue account. If the cash flow of the account appears abnormal, the borrower shall explain reasons by the lender’s requirements, and the lender has the right to adopt corresponding solutions according to article 2 of 16 of the contract.

D. Loan Funds Payment

1. The lender has the right to manage and control loan funds by the way of entrusted payment (by the lender) and self-payment (by the borrower).

1.1 Entrusted payment (by the lender) means that the borrower authorizes the lender to pay the loan funds to the transaction counterpart of the borrower, which is in accordance with the convention of the contract.

Adopting the entrusted payment (by the lender), the borrower shall provides relevant transaction materials complying with the convention of this contract before the loan funds offered, and after approved by the lender, the loan funds shall be paid to the transaction counterpart of the borrower by the borrower’s loan account.

Adopting the entrusted payment (by the lender), after the loan funds being paid to the borrower’s transaction counterpart and if the loan funds being returned because of the contract’s cancellation, termination or invalidation etc., the lender shall be entitled to recover the returned loan funds in advance according to term 14 of the contract.

Adopting the entrusted payment (by the lender), the lender may require the borrower, independent intermediary organization and contractor to inspect equipments construction or project progress together, if necessary, and to pay loan funds according to the common verification note in accordance with the convention conditions of the contract.

1.2 “Self-payment (by the borrower)” means that after the lender transfers the loan funds to the borrower’s loan account, the borrower shall pay the funds to its counterpart himself, which is in accordance with the convention purpose of the contract.

Adopting the self-payment (by the borrower), the borrower shall report the payment status of the loan funds to the lender periodically, and the lender shall judge whether the loan payment is in accordance with the stipulated application by account analysis, note check and site investigation etc..

2. If a single amount is more than 5% of the total investment of the project or is more than RMB 5 million of the loan funds payment, the entrusted payment (by the lender) shall be adopted.

3. When the borrower encounters the following situations during the process of loan funds offering and payment, the borrower shall be asked to supplement the conditions of loan offering and payment, and the lender shall has the right to adopt stricter loan funds offering and payment conditions, stop the loan funds offering and take proper measures according to article 2 of 16

3.1 Decline of the credibility;

3.2 Disobey the loan funds payment convention of the contract;

3.3 Project progress is later than the funds application progress

3.4 Disobey stipulations of the contract to avoid entrusted payment (by the lender) by breaking up the whole into parts.

Term 9 Principal and interest repayment of the loan.

1. Repayment date

Unless stipulated by this contract, or the borrower should repay the funds at the convention repayment date. The repayment date under this contract shall adopt the   /    way of the following:

(First) The payment due date is every____ (dd/mm) of the calendar since the following ___month (season) after the loan funded and the day of maturity of the loan.

(Second) The repayment date of this contract during the loan term is the same day with the loan term’s starting day. If a month doesn’t have the same day with the loan term’s starting day, the repayment date shall be the last day of the month. The borrower should pay the principal and interest to the lender at the repayment date monthly, and settle other rest principal and interest at the loan term expiration date.

(Third) Other methods ___________________________.

2. Repayment way of the principal and interest.

The borrower agrees to repay the principal and interest by the /  way until it repays all principal and interest:

(First) Repayment of equal principal and interest:

1. If the interest rate of this loan is a floating rate, every term’s repayment principal and interest shall be calculated according to the rest principal, interest rate level and rest repayment terms. Every term’s actual repayment principal and interest shall rely on the calculated result by the lender according to the contract rules.

2. If the interest rate of this loan is a fixed rate, the principal and interest of   /   RMB shall be paid at every repayment date.

(Second) Repayment of equal principal

Repay principal of   /   RMB at every repayment date and settle the interest of the term together. Every term’s interest shall be calculated according to the rest principal, interest rate level and rest repayment terms. Every term’s actual repayment principal and interest shall rely on the calculated result by the lender according to the contract rules.

(Third) Take a lump-sum settlement to the principal at the loan term expiration. The loan interest shall be paid by the following ____convention, and settle all rest interest at the loan term expiration.

a. ____ (day) at every month;            b.____ (day) at the end month of a quarter

3. Repayment account

The borrower has opened an account at the lender’s bank (Account Number: 456850100100078215). After loan funds offering, the borrower should deposit enough money in the above account before every repayment date. The borrower shall irrevocably entrust the lender to deduct correlative funds directly from that account at the repayment date until the borrower repay all principal and interest of the loan and implement all obligations and responsibilities under this contract.

4. Advanced payment

The borrower should repay the principal and interest of the loan at the agreed date under this contract.

If the borrower requires repaying partial or full of the loan’s principal and interest in advance, the lender must be notified 10 working days in advance and the lender’s written approval must be obtained. With the lender’s written approval and after the borrower repays partial of the  principal and interest in advance, the borrower and the lender should conclude a further repayment terms, date and amount by negotiation. Interest of the principal repaid in advance shall be calculated by its actual use term and the loan interest rate of the contract. The lender shall not modulate the loan interest that has been calculated and taken by the lender before the advanced payment.

If the borrower asks to repay in advance, the lender has the right to require the borrower to make compensation by________.

5. The borrower shall irrevocably authorize the lender to deduct funds (including but not limited to the principal and interest of the loan as well as other fees) from any account of the borrower directly without the judicial practice if the borrower doesn’t implement or disobey the contract’s stipulations.

Term 10 Arrangement fees of financing

By mutual voluntary negotiation, the borrower agrees to pay principal and interest to the lender on time according to the contract’s stipulations; in addition, the borrower shall pay the financing arrangement fees of____% of the loan to the lender at the loan offering date at one time.

Term 11 Guarantee

1. The following contracts are all that guarantee this contract:

(1) Contract No.: Xing Yin Shan Jing Kai Zui Gao Di Zi (2010), No. 002-2,

Contract Name: Maximum Amount Mortgage Contract,

Guarantee Method: Mortgage, Warrantor: XI’an TCH Energy Technology Co.,Ltd

(2) Contract No.: Xing Yin Shan Jing Kai Zui Gao Di Zi (2010), No. 002-1

Contract Name: Max Amount Mortgage Contract,

Guarantee Method: Mortgage, Warrantor: Shaanxi Shengwei Group Co.,Ltd

(3) Contract No.: Xing Yin Shan Jing Kai Ge Bao Zi (2010), No. 001

Contract Name: Statement of Personal Guarantee

Guarantee Method: Mortgage, Warrantor: Ku Guohua

2. Before these guarantee contracts and guarantee procedures being signed and being finalized, the lender has the right not to implement obligations under this contract temporarily.

Term 12 Rights and obligations of the two parties

1. Rights and obligations of the lender

1.1 Rights of the lender

1.1.1 The lender is entitled to require the borrower to repay principal and interest on time;

1.1.2 The lender is entitled to require the borrower to provide all materials related to the loan;

1.1.3 The lender is entitled to know the borrower’s operation and financial status;

1.1.4 The lender is entitled to monitor if the borrower use the loan funds according to the contract’s stipulation;

1.1.5 The lender is entitled to propose suggestions and requirements to the project’s progress

1.1.6 The lender is entitled to deduct funds (including but not limited to the principal and interest of the loan as well as other fees) from any account of the borrower directly without the judicial practice

1.1.7 The lender is entitled to transfer the contract’s full or partial creditor’s rights and security interest to the third party at any time without the borrower’s agreement. The borrower shall still bear all obligations under this contract when the lender transfers the creditor’s rights and security interest of this contract;

1.1.8 If the borrower fails to repay the principal and interest of this loan or implement issues related to the repayment in accordance with the contract’s stipulation, the lender shall has the right to disclose the borrower’s violation to the Credit Reference Center of the People’s Bank of China or the news media, and take related legal measures of clearance, lawsuit or legal arbitration etc.

1.1.9 The lender is entitled to entrust or require the borrower to entrust a qualified independent intermediary institution, if applicable, to provide legal, tax, insurance, technology, environment and monitoring suggestions and services. Expenses and fees occurred shall be paid by the borrower.

1.1.10 The lender is entitled to share the rights of laws, rules and regulations and other rights under this contract.

1.2 Obligations of the lender

1.2.1 The lender shall offer and pay loan funds according to this contract’s stipulation

1.2.2 The lender shall keep confidentiality of the borrower’s debt, finance, production and business. But the following situations are excluded:

(1) Stipulations of laws and regulations

(2) Stipulations and requirements of the monitoring institution

(3) Disclosure to the borrower’s cooperation party

2. Rights and obligations of the borrower

2.1 Rights of the borrower:

2.1.1 The borrower is entitled to withdraw and use all loan funds according to the contract’s stipulation

2.1.2 The borrower is entitled to require the lender to bear confidential obligations of the provided materials according to the contract’s stipulation

2.2 Obligations of the borrower

2.2.1 The borrower shall provide the documents, names of banks with accounts opened, account numbers, balance of deposit and loan by the lender’s requirements, and cooperate with the lender to take investigation, examination and inspection.

2.2.2 The borrower shall accept the lender to monitor the application status of the loan funds, the production, operation and financial activities. When the loan funds are used for project construction, the borrower shall cooperate with the lender to inspect correlative projects, and take proper measures according to the lender’s suggestions and requirements.

2.2.3 The borrower shall not use the loan funds for other purpose. The loan funds shall be used in accordance with the contract’s stipulation. The borrower ensures that the loan funds shall not be used for capital and equity investment and speculating securities, futures and real estate. The borrower shall not use the loan for loan activities among enterprises and for other forbidden illegal actives, or embezzle the loan by other ways.

2.2.4 The borrower shall accept the lender to monitor its accounts and the payment of the loan funds in accordance with term 8 of this contract

2.2.5 The borrower shall repay full principal and interest of this loan in accordance with the contract’s stipulation

2.2.6 The borrower shall not transfer partial or full amount of the debt of this contract to a third party without the lender’s written approval

2.2.7 The borrower shall bear all fees related to the repayment of this contract, including but not limited to the notary service, appraisal, registration and the lender’s credit realization fees.

2.2.8 The borrower shall not reduce its registered capital by any method

2.2.9 The borrower should get the lender’s written approval and actively implement all guarantee measures related to the repayment of the principal and interest when undergoing material events related to mergers, divisions, transfer of shares, foreign investment and materially increaseing of debt financing, which including but not limited to,

(1). Activities that shall influence the repayment of the loan’s principal and interest, such as apply for loan or debt to a bank or a third party, offer loan to a third party, provide guarantee for a third party’s debt by increasing debt financing;

(2). Undergoing a significant change of property right and modulation of operation method (including but not limited to signing joint-venture or cooperation contract with a foreign businessman or a businessman from Hong Kong, Macao and Taiwan; cancellation, close, production-stop and conversion of production; division, merger, combination or being acquired; transfer of equity; reform, establishing or changing into a shareholding company; foreign investment; use of tangible assets of house and machine equipment or use of intangible assets of brand, patent, special technology and land-use right to be a shareholder or investing a shareholding company or investing a company; transfer of property right and management right by lease, contract, pool and entrust)

2.2.10 The borrower should immediately notify the lender and implement guarantee measures related to the principal and interest of this contract by the lender’s requirements if the following events happen:

(1) The borrower undergoes significant financial loss, asset loss or other financial crisis;

(2) The borrower undergoes shutout, revocation /cancellation of business license, voluntary or forced bankrupt and dissolution;

(3) The borrower’s shareholder or operation and finance of its affiliated company encounters significant crisis, which influences the borrower’s normal operation;

(4) Change of the borrower’s legal representative, directors or key top management, which may influence the borrower’s normal operation

(5) Change of the borrower’s shareholder or shareholding

(6) The borrower and its shareholders and other affiliated company generates significant associated transactions, which may influence the borrower’s normal operation

(7) Any lawsuit, arbitration, criminal or administrative penalty, which may have material adverse effects on the borrower’s operation or financial status.

(8) Significant events that may have material effects on the borrower’s repayment ability.

2.2.11 By the lender’s requirements ( which should be properly proposed by the lender and be notified to the borrower in advance, unless the lender couldn’t notify the borrower in advance because of violation or potential violation events or other certain environment), the following activities are allowed by the borrower’s representative at the normal working time:

(1) Access to the borrower’s operation place

(2) Check the place, facilities, factory and equipment of the borrower

(3) Inquiry the account book records and other records of the borrower

(4) Inquiry borrower’s employee, agent, contractor and subcontractor that they know or may know some information that required by the lender

2.2.12 The borrower ensures that during the loan term, the financial status of floating asset and net asset value, asset-to-debt ratio as well as proportion of asset flow shall be respectively maintained within the required scope of 500 million, 80% and 2.5.

2.2.13 According to the lender’s requirement, the borrower shall use the way of asking projects’ related party to sign general contract, buying commercial insurance, establishing warranty money of project completion, providing guarantee of project completion and implementing guarantee letter to minimize the project construction risks.

2.2.14 According to the lender’s requirement, the borrower shall adopt signing long term supply contract, using financial derivative instrument or financial gap guarantee method (offered by the sponsor) to disperse project operation risks effectively.

2.2.15 The borrower should sign the letters or documents (asking for payment) sent by the lender by mail or other ways, and then send the receipt to the lender.

Term 13 Statement and commitment of the borrower

The borrower makes the following statement and commitment voluntarily to and bears legal obligations to the factuality of them:

1. The Borrower is a legally existing business entity established in pursuant with the laws of People’s Republic of China, with full capacity of civil acts. The Borrower ensures that it shall provide related certification, permission, certificate and other required documents for the Lender according to the lender’s requirements.

2. The Borrower has enough ability to implement all obligations and responsibilities under this contract. Any command, change of financial status or signing contracts with any enterprise shall not reduce or cancel any settlement obligations of the Borrower.

3. The borrower has full right, authorization and legal right to sign this contract, and the borrower has got and finished all internal approval, authorization and other procedures that required for signing and implementation this contract. The borrower has also got and finished all necessary approval, registration, authorization, agreement, permission and other procedures required for this contract from the government department and other authorities. All the approval, registration, agreement, permission, authorization and other related procedures required for signing this contract are legal and valid.

4. The borrower signed this contract complying with the borrower’s related constitutions, internal decision and resolution of shareholder meeting and board of directors. And this contract is not conflicting or disobeying any constitutions, internal decisions and resolution of shareholder meeting and board of directors of the borrower.

5. Signing and implementing this contract is based on the true purpose of the borrower. The loan project and events are in accordance with legal laws and regulations, and above contract signing and implementation are in accordance with laws, regulations, rules and stipulations of the contract binding to the borrower. This contract is a legal and valid one that could be enforced implementation. If there are some defects of the borrower’s right to sign and implement this contract and make this contract invalid, the borrower shall immediately compensate the lender’s full damages unconditionally.

6. All documents, financial statement and other materials that offered by the borrower are true, complete, accurate and valid, and the borrower shall continuously keep each financial target according to the lender’s requirements

7. The borrower agrees that the related business of the loan under this contract shall be constrained by the lender’s rules and conventions, and the lender shall have the power to interpret it.

8. If the borrower couldn’t implement obligations according to the contract’s stipulations, the borrower hereby authorizes the lender to deduct related money directly from any account of the borrower at the lender’s bank or at the lender’s system.

9. If the borrower provides any documents (the borrower ensures all these documents are true) of concrete transaction for the lender to review, whether before or after the contract’s signing, the lender shall only make decision upon the appeared true transaction documents. The lender shall not join or know any concrete transaction of the borrower and shall not bear any obligations.

10. The borrower confirms that besides the written disclosure offered to the lender, the following events (happed or may happen) are not hidden by the borrower, which may make the lender disagree to lend money to the borrower:

(1) Debt or contingent liability borne by the borrower, including but not limited to any pledge, mortgage, detention and other liabilities that established at the borrower’s assets or proceeds, which are not disclosed to the lender;

(2) Major violating discipline, lawbreaking or being claimed events that relating to the borrower or the borrower’s key management

(3) The borrower violates debtor-creditor contract that signed by the borrower and any creditor

(4) The borrower haven’t got or had any pending lawsuit, arbitration or administrative lawsuit; and the borrower haven’t got any liquidation, out of business or other similar process that asked by a third or by the borrower itself voluntarily.

(5) Any situation that may have an effect on the borrower’s financial status and repayment ability

11. The borrower ensures that it shall use the loan funds in accordance with the stipulated purpose under this contract, and shall not divert it or use it for any other purpose that violate the contract’s convention. The borrower shall cooperate with the lender to do supervision, inspection and inventory to the borrower’s loan funds application status, production operation, financial activity, material stock, asset-liabilities, bank deposit and cash stock, and cooperate to do what required by the lender.

12. The borrower shall provide enough, valid and other proper guarantee for the lender

13. The borrower shall not reduce its registered capital by any method. Without the lender’s prior written approval, the borrower shall not transfer partial or full of its liabilities under this contract to a third party. Before repaying all liabilities of this contract, the borrower shall not repay any liabilities to the lender or other creditors in advance without the lender’s written approval.

14. Before repaying all liabilities of this contract, the project loan and project construction capital of the borrower or financed by the borrower shall be only used for project development and construction, and shall not be embezzled or spirited away by any reason or method.

15. The borrower shall immediately notify the lender if significant adverse events happened, which may have an effect on the borrower’s repayment ability; the borrower shall not take events of merger, division, transfer of shareholding, foreign investment and material increase of debt financing except getting the lender’s written approval.

16. If the borrower encounters lawsuit or other disputes with the lender or a third party relating to the lender during the contract implementation term, and makes the lender involved in the dispute between the borrower and a third party, the borrower shall bear the lender’s fees of lawsuit, arbitration, legal expenses and other fees that relating to the disputes

17. The borrower promises that it shall accept the lender’s monitoring and shall not use the loan funds by internet bank, entrusted collection and universal cash saving and withdrawing. Account settlement business under this contract shall be processed by the account opened at the lender’s bank. The loan account shall be only used for the loan funds offering and payment stipulated in the contract, the loan account shall not be used for other payment, settlement or other purpose outside of the contract’s stipulation. The borrower shall not open the foreign payment function of web bank for the repayment reserve account and project proceeds account.

Term 14 Collect loan funds in advance

1. If the borrower or the warrantor (guarantor, mortgagor or pledger) undergoes the following situations during the loan term, the lender shall has the right to stop offering the rest loan funds and to collect partial or full principal and interest and installment loans in advance, and the lender could collect loan funds in advance in accordance with the contract, and other unexpired loan funds shall be deemed to be early maturity.

1.1 The borrower offers false materials or hides important financial events to the lender, or materials offered by the borrower are proved to be false, accurate and complete, and are not in accordance with certification, documents, statement and commitment of this contract, or the materials offered by the borrower are intentionally fallacious.

1.2 The borrower changes the original purpose of the loan funds without the lender’s approval, or the loan funds are embezzled, or used for illegal or irregular transactions.

1.3 The borrower uses a false contract between it and its affiliated party, or uses obligatory right of notes receivable or account receivable with no actual trading background to ask for discount or mortgage from the lender, or to get capital or credit from the lender

1.4 The borrower refuses to accept the lender to supervise and inspect the loan funds application and related financial activities.

1.5 The borrower undergoes merger, division, purchasing, recombination, transfer of shares, foreign investment and materially increase of debt financing, or other events may be considered having an effect on security of the loan from lender/borrower's perspective.

1.6 The borrower intentionally avoids the lender’s obligatory right.

1.7 The borrower’s credibility becomes worse and the repayment ability (including contingent debt) weakened obviously

1.8 The borrower or its affiliated enterprise and the guarantor or the guarantor’s affiliated enterprise has cross-defaulting stipulated in term 10 of this contract.

1.9 The borrower doesn’t repay principal, interest and expense of any financing under this contract on time

1.10 The borrower stops repaying its debt, couldn’t or expresses that it can’t repay the expiration debt on time

1.11The borrower undergoes shutout, being named in the gazette, dissolution, revocation/cancellation of business license, or the borrower involves in significant economic dispute or its financial status becomes worse.

1.12 The borrower doesn’t implement its obligations in accordance with term 12 and 15 of this contract and other obligations, or the guarantor doesn’t implement the obligations of the guarantee contract

1.13 Value of the mortgage and pledge has or may become less. Or the right of the pledge should be realized before the loan expiration.

1.14 Other events stipulated in this contract, or other events that may endangers or damages or possibly endangers or damages the lender’s rights and benefits.

2. If collection of the loan funds in advance appears, the lender could decide whether or not to give the borrower a certain period of grace unilaterally. If the lender gives a period of grace to the borrower, and the borrower doesn’t take any remedial measures or the remedial measures doesn’t meet the lender’s requirements, the lender has the right to collect its loan funds unilaterally. The lender also could decide not to give the borrower a period of grace and collect loan funds directly.

3. When collecting loan funds in advance, the lender has the right to take correlative measures in accordance with article 2 of 16 under this contract.

Term 15 Obligations of the borrower to disclose major transaction and significant events to the lender

1. The borrower should notify the lender what major transactions or significant events took place in documents

2. If the borrower is a group customer, the borrower should promptly report the transaction to the lender if the affiliated transactions’ assets are more than 10% in accordance with related regulations, which including but not limited to

(1)Affiliated relationships of the transaction parties

(2) Project and nature of the transaction

(3) Amount and corresponding ratio of the transaction

(4) Pricing policy (including transaction without amount or transaction with nominal amount)

Term 16 Liability for breach of contract

1. When this contract comes into effect, the borrower and the lender should implement their obligations under this contract. Both partues shall bear their default responsibilities if they failed to implement or fully implement the stipulated obligations under this contract.

2. Provided that the borrower failed to use this loan funds in accordance with the contract’s convention purposes, or failed to draw this loan funds in accordance with the stipulated method, the lender shall has the right to adopt the following measures:

2.1 Require the borrower to correct violations within a term

2.2 Stop offering the rest loan and paying unpaid loan funds under this contract.

2.3 Require the borrower to make a supplementary provision of loan offering and payment terms to meet the lender’s requirements

2.4 Decide the full or partial debt to be expired unilaterally.

2.5 Terminate this contract unilaterally, and require the borrower to repay the principal and interest of the expired or unexpired loan, and pay or compensate related damages and fees

2.6 If the loan is overdue, the lender shall require the borrower to pay the overdue interest. If the borrower embezzles the loan, the lender shall require the borrower to pay penalty interest of embezzlement; and the lender shall also require the borrower to pay the compound interest of the unpaid interest.

2.7 Require the borrower to add or change guarantor, mortgage, and pledge/right.

2.8 Implement or realize every rights of the guarantee that related to the loan

2.9 Deduct principal and interest from any account of the borrower at the lender’s bank (excluding of the non-profit account of accumulation fund and labor-union capital), entrust the borrower’s account-open bank to deduct principal and interest of the loan, including but not limited to the principal and interest of the loan and all the costs stipulated in the contract. If the currency of the account is different from the loan currency, the lender is entitled to deduct the loan currency converted by foreign exchange premium on the day the lender bought to repay principal and interest of the loan.

2.10 Provided that the lender used method of lawsuit or arbitration to ask the borrower to repay principal and interest, related fees for the lender to realize its obligation right shall be borne by the borrower.

2.11 Any movable or unmovable visible/incorporeal property of the borrower controlled or occupied by the lender shall be distrained, retained or be kept by other measures the lender considers to be applicable.

2.12 Measures that stipulated by laws, regulations or the contract’s conventions, or being considered to be applicable by the lender.

3. When the preconditions of withdrawal and repayment of loan funds are satisfied, the lender shall compensate the borrower’s all direct economic loss caused by failing to offer the loan to the borrower in accordance with the promissory date and amount. Anyway, the indirect predictable/unpredictable losses from above situations shall not be borne by the lender, and the lender shall not compensate the borrower these losses.

4. If a guarantor (warrantor, mortgagor and pledger) under this contract undergoes the following events, the lender shall have the right to take measures according to article 2 of 16.

4.1 The guarantor fails to implement the contract’s convention, or the credit status of the guarantor becomes worse or other events that reduce the guarantee ability.

4.2 The mortgagor fails to implement the stipulations of the mortgage contract, or intentionally to damage the mortgage goods, or the value of mortgage goods may reduce or has reduced obviously, or other situations that damages the lender’s mortgage rights.

4.3 The pledger fails to implement the pledge contract’s stipulation, or value of the pledge has reduced or may reduce obviously, or rights of the pledge have to be realized before the loan is discharged or other events that damage the lender’s rights of pledge.

Term 17 Cross-default

If the borrower or its affiliated enterprises undergoes the following events, they shall be considered to be violation of this contract, and the lender shall collect loan in advance in accordance with term 14 of this contract and require the borrower to bear violation responsibilities in accordance with article 2 of 16 of this contract

1. Any loan, financing or debt undergoes or possibly undergoes violation or is announced to be expiration in advance.

2. Any guarantee or similar obligation is not fulfilled, or there is the possibility of not fulfilling.

3. Fail to implement or violate legal documents or contract’s debt guarantee and other similar obligations, or there is the possibility of not fulfilling or violation

4. There is or there may be a situation that the borrower couldn’t repay the expired debt, loan or financing

5. The borrower is declared or to be declared bankrupt by legal procedures

6. The borrower transfers its assets or property to other creditors

7. Other situations that may have an adverse effect on the principal and interest of the loan under this contract.

Term 18 Continuity of obligations

All obligations of the borrower under this contract have continuity; they shall have the same and equal binding effect to the borrower’s successor, agent, receiver, grantee and their transactions such as merger, reconstruction and change of name.

Term 19 Expiration-accelerating clauses of the principal and interest and other fees

The borrower agrees that once it violates the obligations of statement and commitment under this contract, or it fails to implement any obligation under this contract, the lender shall has the right to decide that any of the borrower’s obligation to the lender is expired. Those obligations include the matured or unexpired debt principal, interest (including penalty interest and compound interest) and corresponding fees.

Term 20 Applicable laws, jurisdiction and dispute solution

1. Signing, effectiveness, implementation, termination, interpretation and disputes solution shall be in accordance with the laws and regulations of People’s Republic of China and related judicial interpretation.

2. Any dispute caused by this contract shall be solved by the lender and the borrower through friendly negotiation. If the two parties couldn’t solve problems by negotiation, they all agree to solve problems by the First way:

(First) Lodge a complaint to a local People’s Courts of the lender. Court fees, reasonable legal expenses and other fees arising from the litigation process including but not limited to the property preservation fees, travel charge, notarial certification fees, translation fee as well as appraisal and auction fees, which shall be borne by the losing party.

(Second) Apply to______arbitration commission for arbitration; the arbitration shall be in accordance with the valid arbitration result. This arbitration shall be the final one and have binding effect to both parties. The arbitration shall be done at the______arbitration court. Arbitration fees and reasonable legal fees and other fees arising from the arbitration term shall be borne by the losing party. These fees include but not limited to the property preservation fees, travel charge, notarial certification fees, translation fee and appraisal and auction fees.

(Third) Other methods:______________________________.

3. During a process of solving disputes by litigation, arbitration or other methods or terms that do not related to disputes shall be implemented normally. The borrower shall not refuse to implement obligations under this contract by the excuse of dispute solution.

Term 21 Document, communication and notice

1 Any notice or communication contact under this contract shall be sent to the other side by the address, telex number and other contact information recorded on the cover of this contract.

2 Changes of contact information should be immediately sent to the other side when the contact information of either party under this contract changed.

3 If delivered by above address, each notice or communication contact shall be considered to be received on the following date:

3.1 If delivered by letter, five working days after a registered letter seems that the letter has been received.

3.2 If delivered by telex, the day on which the sender receives the response code from the the other party

3.3. If delivered by hand, date of signing in the receipt shall be deemed to be the arrival date.

4. If the borrower’s name, legal representative and address changed and the borrower fails to notify them to the lender with a written notice, all notices and documents sent by the lender according to the recorded information of this contract shall be deemed to be arrived.

5. The borrower and the lender both agree that their Company Official Seal, Office Seal, Financial Special Seal, and the Special Seal of the lender’s credit operations are all the two parties’ effective seal for their notice, communication and related letters. Responsible person of a department or other persons are all entitled to sign letters.

Term 22 Effective date of the contract and other events

1. This contract shall come into effect after being signed and sealed by the borrower and the lender.

2. During the effective period of this contract, any tolerance, grace period, preference, or delayed implementation of the rights and benefits and rights in this contract of the lender shall not damage, influence or limit the lender’s rights and benefits and rights in accordance with relevant laws, administrative regulations and the Contract. All the rights and benefits and rights of the lender shall not be regarded as waived. And these rights and benefits shall not affect any obligation of the borrower under this contract.

3. If any term under this contract becomes illegal, invalid or non-executable at any time, the legality, validity and performance of other terms shall not be influenced or reduced.

4. The subtitle of this contract is used for convenient reading; it shall not be used for the interpretation or other purpose of this contract.

5. Attachment of this contract shall be the inalienable part and have the equal legal force with this contract.

6. This contract is in quintuplicate. The lender and borrower shall keep______copy, copied ones shall be added by needs. The two parties should keep them well. If this contract is notarized, the notary organization shall keep one copy.

Term 23 Notary and voluntary enforcement

1. If the lender asks for notarization, this contract shall be notarized at the state-specified notary organization

2. Notarized contract shall have the enforcement effectiveness. If the borrower fails to implement the debt obligations and casue the lender fail to realize its obligation right according to laws and regulations, the lender shall have the right to apply for enforcement at a court for jurisdiction directly.

Term 24 Supplementary terms

1. Repayment term of this loan is 6 months. From 6 months after the loan offering, each repayment of every quarter shall not be less than RMB 3 million.

2. Interest calculation method: by quarter.

The Lender (Official seal)	Responsible person or authorized person (Signature)

______Day______Month______Year

The Borrower (Official seal)	Legal representative or authorized person (Signature)

______Day______Month______Year